FIRST AMENDMENT TO
MASTER REPURCHASE AGREEMENT
THIS FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT (the “Amendment”), dated as of September 13, 2013, is made and entered into among PULTE MORTGAGE LLC (the “Seller”), COMERICA BANK (“Comerica”), as agent (in such capacity, the “Agent”) and a Buyer, and the other financial institutions from time to time signatories thereto (the “Buyers”).
RECITALS:
A.    The Agent, the Seller and the Buyers are parties to that certain Master Repurchase Agreement dated as of September 28, 2012 (as amended or otherwise modified from time to time, the “Repurchase Agreement”).
B.    The Agent, the Seller and the Buyers now desire to amend certain provisions of the Repurchase Agreement as set forth herein.
AGREEMENT:
In consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all parties hereto agree as follows:
1.Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
2.    The following definitions are added in alphabetical order to Section 1.2 of the Repurchase Agreement:
“Aged Mortgage Loan” shall mean a Mortgage Loan that is an Eligible Mortgage Loan, and with respect to which each of the following statements shall be accurate and complete (and Company by including such Mortgage Loan in any computation of the Sublimits shall be deemed to so represent and warrant to the Bank as of the date of such computation):

(a)    Such Mortgage Loan is an Eligible Mortgage Loan;

(b)    Such Mortgage Loan was originally funded in a Transaction under the Conforming Loan Sublimit or the FHA Low FICO Score Loan Sublimit;

(c)    Immediately prior to becoming an Aged Mortgage Loan, such Mortgage Loan was included in the Conforming Mortgage Loan Sublimit or the FHA Low FICO Score Loan Sublimit; and

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(d)    Except for the expiration of the Repurchase Date applicable to such Mortgage Loan prior to the transfer of such Mortgage Loan to the Aged Mortgage Loan Sublimit from the Conforming Mortgage Loan Sublimit or the FHA Low FICO Score Loan Sublimit, as applicable, such Mortgage Loan would continue to be eligible under the Repurchase Agreement as a Conforming Mortgage Loan or an FHA Low FICO Score Mortgage Loan, as applicable.

“Aged Mortgage Loan Sublimit” is defined in the table set forth in Section 4.2(a).

3.    The definition of “Applicable Margin” in Section 1.2 of the Repurchase Agreement is amended and restated to read in its entirety as follows:
“Applicable Margin” means (a) for the Daily Adjusting LIBOR Rate, two and five tenths percent (2.50%) per annum, and (b) for the Prime Reference Rate, one and twenty five hundredths percent (1.25%) per annum.

4.    The definition of “Buyers’ Margin Percentage” in Section 1.2 of the Repurchase Agreement is amended and restated to read in its entirety as follows:
“Buyers’ Margin Percentage” means:

(a)    for Conforming Mortgage Loans (other than Aged Mortgage Loans), ninety-seven percent (97%);

(b)    for FHA Low FICO Score Mortgage Loans (other than Aged Mortgage Loans), ninety-seven percent (97%);

(c)    for Jumbo Mortgage Loans, ninety-seven percent (97%);

(d)    for Aged Mortgage Loans, ninety-seven percent (97%);

(e)    for Discretionary Loans, the Buyer’s Margin Percentage for the underlying type of Purchased Loan which would apply if such Mortgage Loan met the requirements waived by Agent under Section 22.8; and

(f)    for Wet Loans, the Buyer’s Margin Percentage for the underlying type of Purchased Loan which would apply if such Purchased Loan were a Dry Loan.

5.    The definition of “LIBOR Rate Floor” in Section 1.2 of the Repurchase Agreement is amended and restated to read in its entirety as follows:
“LIBOR Rate Floor” means twenty five hundredths of one percent (0.25%) per annum.

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6.    The definition of “Purchase Date” in Section 1.2 of the Repurchase Agreement is amended and restated to read in its entirety as follows:
“Purchase Date” means, for any Transaction, the date on which the Seller is to convey the subject Purchased Loans to the Buyers. In the case of any Aged Mortgage Loan, the Purchase Date shall be the Purchase Date for the underlying Conforming Mortgage Loan or FHA Low FICO Score Mortgage Loan prior to such Mortgage Loan’s inclusion in the Aged Mortgage Loan Sublimit.
7.    The definition of “Termination Date” in Section 1.2 of the Repurchase Agreement is amended and restated to read in its entirety as follows:
“Termination Date” means the earlier of (a) September 12, 2014, or (b) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

8.    Section 4.1(b) of the Repurchase Agreement is amended and restated to read in its entirety as follows:
(b)    the sum of the following, without duplication:
(i) For Purchased Loans which are Conforming Mortgage Loans (other than Aged Mortgage Loans), the lesser of (A) the Purchase Value all such Conforming Mortgage Loans, or (B) the Conforming Loan Sublimit, plus
(ii)    For Purchased Loans which are Jumbo Mortgage Loans, the lesser of (A) the Purchase Value of all such Jumbo Mortgage Loans, or (B) the Jumbo Loan Sublimit, plus
(iii)    For Purchased Loans which are Aged Mortgage Loans, the lesser of (A) the Purchase Value of all such Aged Mortgage Loans, or (B) the Aged Mortgage Loan Sublimit, plus
(iv)    For Purchased Loans which are FHA Low FICO Score Mortgage Loans (other than Aged Mortgage Loans), the lesser of (A) the Purchase Value of all such FHA Low FICO Score Mortgage Loans, or (B) the FHA Low FICO Score Loan Sublimit, plus
(v)    For Purchased Loans which are Wet Loans, the lesser of (A) the Purchase Value of all such Wet Loans, or (B) the Wet Loans Sublimit, plus
(vi)    For Purchased Loans which are Discretionary Loans, the lesser of (A) the Purchase Value of all such Discretionary Loans, or (B) the Discretionary Loan Sublimit.

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9.    Section 4.2(a) of the Repurchase Agreement is amended and restated to read in its entirety as follows:
(a)    The Aggregate Outstanding Purchase Price of Conforming Mortgage Loans (other than Aged Mortgage Loans) may be as much as one hundred percent (100%) of the Maximum Aggregate Commitment (the “Conforming Loan Sublimit”).
10.    The table set forth in Section 4.2(c) of the Repurchase Agreement is amended and restated to read in its entirety as follows:

Type of Purchased Loan	Maximum percentage/amount of Maximum Aggregate Commitment	Name of Sublimit
FHA Low FICO Score Mortgage Loans (other than Aged Mortgage Loans)	5%	“FHA Low FICO Score Loan Sublimit”
Jumbo Mortgage Loans	10%	“Jumbo Loan Sublimit”
Aged Mortgage Loans	$5,000,000.00	“Aged Mortgage Loan Sublimit”
Discretionary Loans	$3,000,000.00	“Discretionary Loan Sublimit”

11.    Section 9 of Schedule DQ to the Repurchase Agreement is amended and restated to read in its entirety as follows:
9.    More than sixty (60) days shall have elapsed since the Purchase Date of any Conforming Mortgage Loan (other than any Aged Mortgage Loan), more than sixty (60) days shall have elapsed since the Purchase Date of any FHA Low FICO Score Mortgage Loan (other than any Aged Mortgage Loan), more than forty-five (45) days shall have elapsed since the Purchase Date of any Jumbo Mortgage Loan, or more than ninety (90) days, but not less than sixty one (61) days, shall have elapsed since the Purchase Date of any Aged Mortgage Loan.

12.    The definition of “Eligible Loans” in the first paragraph of Schedule EL to the Repurchase Agreement is amended and restated to read in its entirety as follows:
“Eligible Loans” means Single-family Loans that are amortizing Conforming Mortgage Loans, FHA Low FICO Score Mortgage Loans, Jumbo Mortgage Loans, Aged Mortgage Loans and Wet Loans that satisfy all criteria for Eligible Loans set forth on this Schedule EL and are not subject to a Disqualifier. Each Mortgage Loan must be secured by a first priority Lien on its related Mortgaged Premises. It may bear interest at a fixed interest rate, at a fluctuating interest rate or at a fixed or fluctuating interest rate for part of its term followed, respectively, by a fluctuating or fixed interest rate for the remainder of its term. No Mortgage Loan shall be an Eligible Loan at any time:

13.    Reassertion of Representations and Warranties, No Default. The Seller hereby represents and warrants that on and as of the date hereof and after giving effect to this Amendment

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(a) all of the representations and warranties contained in the Repurchase Agreement are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Repurchase Agreement, and (b) no Default or Event of Default has occurred and is continuing.
14.    Authority, No Conflict, No Consent Required. The Seller represents and warrants that the Seller has the limited liability company power and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment by proper limited liability company action and none of the agreements contained herein contravene or constitute a default under any material agreement, instrument or indenture to which the Seller is a party or a signatory or any provision of the Seller’s Articles of Organization, Operating Agreement or any requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Seller or any of its property except, if any, in favor of the Buyers. The Seller represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Seller of this Amendment or the performance of obligations of the Seller herein described, except for those which the Seller has obtained or provided and as to which the Seller has delivered certified copies of documents evidencing each such action to the Buyers.
15.    No Adverse Claim. The Seller hereby warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Seller a basis to assert a defense, offset or counterclaim to any claim of the Agent or the Buyers with respect to the Seller’s obligations under the Repurchase Agreement as amended by this Amendment.
16.    Conditions Precedent. The effectiveness of the amendments hereunder shall be subject to satisfaction of the following conditions precedent:

(a)	Receipt by the Agent of this Amendment duly executed by the Seller, the Agent and the Buyers.
17.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents and except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
18.    Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
19.    Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, are hereby amended so that any reference in such Repurchase Documents to the Repurchase Agreement shall mean a reference to the Repurchase Agreement as amended and modified hereby.

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20.    Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan as applicable to the Repurchase Agreement.
21.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Buyers.
22.    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
23.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
24.    ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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In witness whereof the parties have caused this Amendment to be executed as of the date first written above.

PULTE MORTGAGE LLC
As Seller and Servicer

By:	\s\ Scott E. Harris
Name:	Scott E. Harris
Title:	SVP, CFO

Signature Page to First Amendment to Master Repurchase Agreement
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COMERICA BANK
As Agent, Lead Arranger and a Buyer

By:	\s\ Trey Worley
Name:	Trey Worley
Title:	Vice President

Signature Page to First Amendment to Master Repurchase Agreement
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BMO HARRIS BANK N.A.

By:	\s\ Catherine Blaesing
Name:	Catherine Blaesing
Title:	Vice President

Signature Page to First Amendment to Master Repurchase Agreement
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ASSOCIATED BANK, N.A.

By:	\s\ Jamie Boney
Name:	Jamie Boney
Title:	Vice President

Signature Page to First Amendment to Master Repurchase Agreement
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WESTERN ALLIANCE BANK

By:	\s\ Albert Thuma
Name:	Albert Thuma
Title:	VP Specialty Lending

Signature Page to First Amendment to Master Repurchase Agreement
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